EXHIBIT 99.1

Forza X1 Announces Stock Repurchase Program

FORT PIERCE, FL / ACCESSWIRE / January 17, 2023 — Forza X1, Inc. (Nasdaq: FRZA) (“Forza”, the “Company”), a new developer of electric sport boats with a mission to inspire the adoption of sustainable recreational boating, today announced that its Board of Directors has approved a stock repurchase program authorizing the repurchase of up to $1,000,000 worth of shares of Forza X1, Inc. stock.

Joseph Visconti, Executive Chairman and Chief of Product Development of Forza X1, Inc., stated, “The Board of Directors understands that microcap stocks are facing challenges on multiple fronts. Historically, when the economy falters, there is a natural flight to quality and income. Forza X1, Inc., and its parent company Twin Vee PowerCats Co., are early-stage companies and viewed as microcap stocks with limited liquidity for large institutional investors. Although Forza has a strong balance sheet, we believe the Company might still be considered on the speculative side in terms of institutional support and investors. The stock market, along with year-end selling has created a possible opportunity for us. We successfully sold our shares to investors at $5.00 during our initial public offering and our stock has traded as high as $8.25 on August 16, 2022. At times stocks are over sold and investors run from growth. We have now put a mechanism in place that will allow us to maximize our balance sheet by potentially buying back up to $1,000,000 worth of shares of Forza X1, Inc. stock. These prices will be an extreme, but our Board wants to be ready in case the economy worsens, or our shareholders decide to sell for any reason.”

Under the stock repurchase program, the Company may purchase shares of the Company’s common stock from time to time in the open market at prevailing market prices, in privately negotiated transactions or other means in compliance with applicable federal securities laws. The timing and amount of stock repurchases under the program, if any, will be at the discretion of management, and will depend on a variety of factors, including price, available cash, general business and market conditions and other investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission or as otherwise required by applicable federal securities laws. The Company had approximately 10,450,000 million shares outstanding as of November 7, 2022.

About Forza X1, Inc.

Forza X1, Inc.’s mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on the creation, implementation and sale of electric boats utilizing our electric vehicle technology to control and power our boats and proprietary outboard electric motor. Our electric boats are being designed as fully integrated electric boats including the hull, outboard motor and control system. For more information, please visit forzax1.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the Company’s institutional support, the stock market creating an opportunity for the Company and maximizing the Company’s balance sheet by potentially buying back up to $1,000,000 worth of shares of Forza X1, Inc. stock. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to effect its stock buyback program as planned, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission and declared effective on August 11, 2022. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda

investor@forzax1.com